EXHIBIT 99.1

MediaNet Group Technologies and DubLi Companies Amend Merger Agreement

MARGATE, FL and BERLIN--(Marketwire - 09/25/09) - MediaNet Group Technologies, Inc. (OTC.BB:MEDG - News), operating the largest online mall and affinity program platform through its BSP Rewards subsidiary, today announced that it has amended its definitive merger agreement with CG Holdings Limited, a privately-held, European-based holding company for the DubLi companies, a worldwide online trading firm (“DubLi”). As amended, the agreement provides for the issuance of 5,000,000 shares of Series A Convertible Preferred Stock to DubLi shareholders and no common stock. The Preferred Stock will have 90% of the voting power of MediaNet’s shares. As amended, the merger agreement provides that after the closing of the business combination with DubLi, MediaNet will increase its authorized common stock from 50,000,000 shares to 500,000,000 shares, at which time the Series A Convertible Preferred Stock will be automatically converted into 90% of the shares of common stock of MediaNet to be outstanding after the conversion.

About MediaNet Group Technologies, Inc.:

MediaNet Group Technologies, Inc. (OTC.BB:MEDG - News), through its BSP Rewards division, has developed the largest online mall and affinity program platform. BSP builds, brands, customizes proprietary loyalty/rewards/mall programs for clients and organizations and for a value added element layered onto debit and stored value cards. Companies and organizations enroll their members into the program and BSP cross-markets them to its entire database.

The Company generates product purchases from over 1000 participating mall merchants including the nation’s largest retailers as well as gift cards and a large discount catalog. With over 60 web malls already developed and in use, BSP Rewards currently serves more than 750,000 registered users. The Company offers affordable, immediate implementation, delivered as rich turnkey enterprise solutions for corporations interested in expanding their web presence and enhancing customer relations -- turning operational costs into profit centers. Current mall merchants include such merchants as Sears, Target, Walmart Macy’s, Office Depot, Bass Pro Shops, Best Buy, Budget and Chili’s.

About DubLi:

DubLi has its financial headquarters in Limassol, Cyprus. DubLi is a dynamic, growing and success-oriented marketing company. Its overall goal is to market www.dubli.com website, an exciting and recognized global auction house. Buyers get access to a wide variety of brand-name products at the absolute lowest prices. At the same time, DubLi offers people around the world a unique opportunity to generate extra income through their own lucrative part-time or full-time business. Today, DubLi Network is among the fastest growing companies within the direct sales industry in Europe and the USA. www.dublinetwork.com

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. MediaNet Group Technologies, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies, and the purchasing activity or lack thereof by registered web mall members. The number of BSP web mall members is routinely revised to reflect adjustments for inactive membership. Inactive members are defined as registered members who have not shopped in a BSP web mall for an extended period of time.

Contact:

MediaNet Group Contact

Martin Berns

Chief Executive Officer

954-974-5818 ext. 202

martin@medianetgroup.com

DubLi.com

Michael Hansen

President

mha@dubli.com